Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

Dear Friend:

We are pleased to invite you to invest during Charter Financial Corporation’s stock offering. The proceeds from the sale of shares of common stock will allow Charter Financial Corporation and its subsidiary, CharterBank, to grow and to offer new products and services. The stock offering will not result in changes to our corporate structure, bank name, management or offices. Enclosed you will find a Prospectus and a Questions and Answers Brochure with important information about the stock offering.

We are offering up to 5,961,573 shares of common stock. We are offering shares of our common stock at a price of $10.52 per share. We may decrease the offering price to as low as $7.78 per share, due to demand for the common stock, changes in the market for the stock of financial institutions or regulatory considerations, without resoliciting persons who submitted orders. The actual price per share at which the shares of common stock will be sold will be determined by us prior to the completion of the stock offering. You will not be charged a sales commission for purchases during the stock offering.

As a depositor of CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 31, 2008 or a depositor or eligible borrower of CharterBank on June 30, 2010, you have a priority right, but no obligation, to buy shares of Charter Financial Corporation common stock during the Subscription Offering, before shares are offered to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Charter Financial Corporation common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Georgia time, on September 15, 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a CharterBank customer.

Sincerely,

Robert L. Johnson
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(877) 821-5782.
From 10:00 a.m. to 4:00 p.m., Georgia time, Monday through Friday, except weekends and bank holidays.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like another copy of the Prospectus, please call the Stock Information Center, at the above telephone number.

VS

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

Dear Friend:

We are pleased to invite you to invest during Charter Financial Corporation’s stock offering. The proceeds from the sale of shares of common stock will allow Charter Financial Corporation and its subsidiary, CharterBank, to grow and to offer new products and services.

We are offering up to 5,961,573 shares of common stock. We are offering shares of our common stock at a price of $10.52 per share. We may decrease the offering price to as low as $7.78 per share, due to demand for the common stock, changes in the market for the stock of financial institutions or regulatory considerations, without resoliciting persons who submitted orders. The actual price per share at which the shares of common stock will be sold will be determined by us prior to the completion of the stock offering. You will not be charged a sales commission for purchases during the stock offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Charter Financial Corporation common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Georgia time, on September 15, 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Charter Financial Corporation shareholder.

Sincerely,

Robert L. Johnson
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(877) 821-5782.
From 10:00 a.m. to 4:00 p.m., Georgia time, Monday through Friday, except weekends and bank holidays.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like another copy of the Prospectus, please call the Stock Information Center, at the above telephone number.

C

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

Dear Sir/Madam:

At the request of Charter Financial Corporation, we are enclosing materials regarding the offering of shares of Charter Financial Corporation common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Charter Financial Corporation as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like another copy of the Prospectus, please call Charter Financial Corporation’s Stock Information Center, at 1-(877) 821-5782.

BD

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

Office of Thrift Supervision Guidance for Accountholders

          Your financial institution is in the process of selling stock to the public in a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

          On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Inquiries, toll-free, at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

          How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

          On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center phone number listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

OTS	(over)

What Investors Need to Know

                    Key concepts for investors to bear in mind when considering whether to participate in a stock offering by a subsidiary of a mutual holding company, include the following:

●
Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s offering. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying stock.

●
“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a stock offering, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar stock transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like a copy of the Prospectus, please call the Stock Information Center at 1-(877) 821-5782.

OTS

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

Q&A About Our Stock Offering

This pamphlet answers questions about the Charter Financial Corporation stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section beginning on page 16.

BACKGROUND

In 2001, our organization formed a mutual (meaning no stockholders) holding company (“MHC”). We also formed Charter Financial Corporation, which offered shares of its common stock for sale. By regulation, at least 50.1% of Charter Financial Corporation’s common stock must be owned by the MHC, which currently owns 84.9% of the common stock. The remaining shares are held by the public.

Charter Financial Corporation is now conducting a secondary stock offering, pursuant to a Stock Issuance Plan (the “Plan”). Upon completion of the stock offering, there will be no change to the number of outstanding shares, because we will issue new shares to the offering’s investors, and we will cancel an equal number of the shares currently held by the MHC. Depending on the number of shares issued to investors, our MHC’s ownership interest will decrease to between 53.0% and 62.0% of Charter Financial Corporation’s outstanding shares of stock, while the ownership interest of public shareholders will increase from the current 15.1%.

Q. What are some of the reasons for the sale of stock?
A. The increased capital resources will support internal growth through increased lending in the communities we serve, including our new markets resulting from the Neighborhood Community Bank and McIntosh Commercial Bank acquisitions; provide capital to support acquisitions of financial institutions as opportunities arise, especially troubled financial institutions with FDIC assistance (although we do not currently have any agreements to acquire a financial institution or other entity); improve our capital position during a period of significant economic, regulatory and political uncertainty, especially for the financial services industry; enable us to enhance existing products and services to meet the needs of our marketplace; and assist us in managing interest rate risk.

The stock offering will not result in changes to the terms of deposit and loan accounts at CharterBank.

Q. May the organization convert to a fully public company in the future?
A. Yes. The Plan does not preclude our converting from the partially-public MHC corporate structure to the 100% publicly-owned structure. If this occurs, it must be done through conducting a mutual-to-stock conversion of the MHC, which would be subject to regulations in effect at that time and to a vote of approval by our eligible customers and our shareholders.

Q. Is CharterBank considered “well-capitalized” for regulatory purposes?
A. Yes. As of June 30, 2010, CharterBank exceeded all regulatory capital requirements and was considered “well-capitalized.”

THE STOCK OFFERING AND PURCHASING SHARES

As detailed in the Prospectus section entitled “The Stock Offering”, we are conducting a Subscription Offering to depositors and eligible borrowers of CharterBank and to eligible former depositors of CharterBank, Neighborhood Community Bank and McIntosh Commercial Bank. (We acquired Neighborhood Community Bank in 2009 and McIntosh Commercial Bank in 2010). Shares not sold in the Subscription Offering will be offered for sale in a Community Offering to our community members, Charter Financial Corporation public shareholders and other members of the general public.

Q. How many shares are being offered and at what price?
A. Charter Financial Corporation is offering for sale between 4,281,060 and 5,961,573 shares of common stock. We are offering shares of our common stock at a price of $10.52 per share. We may decrease the offering price to as low as $7.78 per share, due to demand for the common stock, changes in the market for the stock of financial institutions or regulatory considerations, without resoliciting persons who submitted orders. The actual price per share at which the shares of common stock will be sold will be determined by us prior to the completion of the stock offering. All purchasers will pay the same purchase price per share and will not be charged a sale commission.

Q. How will the actual purchase price per share be determined, and how will I be notified?
A. The $10.52 price was based on an independent appraisal that established a range of the estimated pro forma market value of Charter Financial Corporation. Based on that appraisal, we may decrease the offering price to as low as $7.78 per share, due to demand for the common stock, changes in the market for the stock of financial institutions or regulatory considerations, without resoliciting persons who submitted orders. The actual purchase price will be determined by us prior to the completion of the stock offering. On August 13, 2010, the last reported price of our common stock was $10.25.

The cover letter accompanying stock certificates mailed to investors after the stock offering will state the actual purchase price per share and the number of shares issued in the stock offering. No assurance can be given that purchasers will be able to sell shares after the stock offering at or above the actual purchase price at which they bought shares during the stock offering.

Q. Who is eligible to purchase stock during the stock offering?
A. Pursuant to our Plan, non-transferable rights to subscribe for shares of Charter Financial Corporation common stock in the Subscription Offering have been granted in the following descending order of priority. In connection with our acquisitions of Neighborhood Community Bank in June 2009 and McIntosh Commercial Bank in March 2010, those banks’ former depositors have been granted the same subscription rights as depositors of CharterBank.

Priority #1 – Depositors with accounts at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank with combined aggregate balances of at least $50 at the close of business on December 31, 2008;

Priority #2 – Our tax-qualified employee benefit plans;

Priority #3 – Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on June 30, 2010; and,

Priority #4 – All other depositors of CharterBank at the close of business on June 30, 2010 AND borrowers of CharterBank as of October 16, 2001 whose borrowings remained outstanding as of June 30, 2010.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a first preference given to natural persons (including trusts of natural persons) residing in the States of Alabama and Georgia. A second preference will be granted to Charter Financial Corporation public shareholders.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible accountholder?

A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of the eligible accountholder(s). On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible accountholders’ subscription rights in the offering. We urge you to read the enclosed “Office of Thrift Supervision Guidance for Accountholders” for more information on this important topic.

Q. How may I buy shares during the Subscription and Community Offerings?
A. Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a Stock Order Form may be made by mail to our Stock Information Center, using the Stock Order Reply Envelope provided, by overnight courier to the Stock Information Center address indicated on the Stock Order Form, or by hand-delivery to CharterBank’s executive office, which is located at 1233 O.G. Skinner Drive, West Point, Georgia. Hand-delivered Stock Order Forms will only be accepted at this location. Stock Order Forms may NOT be delivered to any of our banking offices. Please do not mail Stock Order Forms to CharterBank.

Q. Are there limits to how much stock I can order?
A.Yes. A minimum of 25 shares must be purchased. The maximum purchase by a person or entity is $1.5 million. Also, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase, in all categories of the offering combined, more than 5% of the shares of common stock issued in the offering. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found beginning on page 152 of the Prospectus.

Q. What is the deadline for purchasing shares?
A. To purchase shares in the Subscription or Community Offerings, you must deliver a properly-executed Stock Order Form, with full payment, so that it is received (not postmarked) by 2:00 p.m., Georgia time, on September 15, 2010. Acceptable methods for delivery of Stock Order Forms are described above.

Q. How may I pay for the shares?
A. Payment for shares can be remitted in two ways:

(1)
By personal check, bank check or money order, payable to Charter Financial Corporation. These will be cashed upon receipt. We cannot accept wires or third party checks, and CharterBank line of credit checks may not be remitted for this purchase. Please do not submit cash!

(2)
By authorized deposit account withdrawal of funds from CharterBank deposit account(s). The Stock Order Form section titled “Method of Payment –Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. Also, IRA or other retirement accounts held at CharterBank may not be listed for direct withdrawal. See information on retirement accounts below.

Q. How do I order shares, given that the actual purchase price has not been determined?
A. The Stock Order Form provides detailed instructions. You will place your order for shares based on the offering price of $10.52 per share, filling in the number of shares and total dollar amount. If the purchase price at which shares will be sold is less than $10.52, you will, based on your election on the Stock Order Form, either receive additional whole shares, or the difference will be refunded based on your method of payment (check/money order or deposit account withdrawal).

If you prefer to receive additional shares, you must check the box entitled “Option to Purchase Additional Shares”. Fractional shares will not be issued. Instead, you will receive a refund for the amount insufficient to purchase a whole share. For example, if you remit $526.00 and the actual price per share is $8.00, you would receive 65 shares and a refund of $6.00.

Q. Will I earn interest on my funds?
A. Yes. If you pay by personal check, bank check or money order, you will earn interest at the CharterBank passbook rate from the day we process your payment until the completion of the offering. At that time, you will be issued a check for interest earned on these funds. The check will also include any refund due to you, as described above. If you pay for shares by authorizing a direct withdrawal from your CharterBank deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the offering.

Q. May I use my CharterBank individual retirement account to purchase the shares?
A.You may use funds currently held in retirement accounts with CharterBank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at CharterBank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the September 15, 2010 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q. May I use a loan from CharterBank to pay for shares?
A. No. CharterBank, by regulation, may not extend a loan for the purchase of Charter Financial Corporation common stock during the offering. Similarly, you may not use existing CharterBank line of credit checks to purchase stock during the offering.

Q. May I change my mind after I place an order to subscribe for stock?
A. No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by October 30, 2010.

Q. Will the stock be insured?
A. No. Like any common stock, Charter Financial Corporation’s stock is not insured.

Q. Will dividends be paid on the stock?
A. Yes. After the conversion, Charter Financial Corporation intends to pay a quarterly cash dividend of $0.05 per share. This dividend represents a 2.6% and 1.9% annual yield, assuming a share price of $7.78 and $10.52, respectively. The dividend rate and the continued payment of dividends will depend upon various factors, including our earnings, alternative uses for capital, acquisition opportunities, capital requirements, our financial condition, statutory and regulatory limitations affecting dividends and dividend waivers by mutual holding companies, and general economic conditions.

Q. How will Charter Financial Corporation shares trade?
A. Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “CHFN.OB”. Upon completion of the stock offering, we expect that our shares of common stock will trade on the Nasdaq Capital Market, under the symbol “CHFN”. On August 13, 2010, the last reported price of our common stock was $10.25 per share. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Charter Financial Corporation shares in the future.

Q. If I purchase shares in Charter Financial Corporation’s Subscription Offering or Community Offering, when will I receive my stock certificate?
A. Stock certificates will be mailed by our transfer agent by first class mail, as soon as possible after completion of the stock offering. Although the shares of Charter Financial Corporation common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares.

WHERE TO GET MORE INFORMATION

Q. Where can I call to get more information?
A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) 821-5782, from 10:00 a.m. to 4:00 p.m., Georgia time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like another copy of the Prospectus, please call the Stock Information Center, at the above telephone number.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

Please join us.
You are cordially invited to	Date	September 1, 2010
an INFORMATIONAL		7:00 PM Georgia time
MEETING to learn more	Location	CharterBank
about the offering of Charter	Address	145 Millard Farmer
Financial Corporation		Industrial Blvd.,
common stock and the		Newnan, GA 30263
business of CharterBank.
	Date	September 2, 2010
Our senior executives will		7:00 PM CST
present information about	Location	Opelika Sportsplex and
the stock offering and answer		Aquatics Center
your questions.	Address	1001 Andrews Rd.,
Opelika, AL 36801

For reservations to attend one of these meetings, please call:

Charter Financial Corporation Stock Information Center, Toll-Free, 1-(877) 821-5782, 10:00 A.M. to 4:00 P.M., Georgia Time, Monday through Friday, Except Bank Holidays.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like a copy of the Prospectus, please call the Stock Information Center, at the above telephone number.

This invitation is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.
These securities are not deposits or savings accounts and are not insured or guaranteed by the
Federal Deposit Insurance Corporation or any other governmental agency.

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

STOCK ORDER FORM Stock Information Center C/O Stifel Nicolaus 18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free, at 1-(877) 821-5782
For Internal Use Only
BATCH # ORDER # CATEGORY
	REC’D O	C

ORDER DEADLINE AND DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 p.m. Georgia time, on September 15, 2010. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on top of this form, or by hand-delivery to CharterBank’s executive office, 1233 O.G. Skinner Drive, West Point, GA. Hand-delivered Stock Order Forms will only be accepted at this location. You may NOT deliver this form to CharterBank’s banking offices. Please do not mail Stock Order Forms to CharterBank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS - READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM
		ORDER PRICE PER SHARE			(2) METHOD OF PAYMENT – CHECK OR MONEY ORDER		$
(1a)	NUMBER OF SHARES		(2)	TOTAL AMOUNT
Enclosed is a personal check, bank check or money order made payable to Charter Financial Corporation in the amount of:
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. CharterBank line of credit checks may not be remitted as payment.
(3) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL
The undersigned authorizes withdrawal from the CharterBank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at CharterBank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

		x $10.52 =		$
Minimum Number of Shares: 25 See Stock Order Form Instructions for information regarding maximum purchase.

(1b) OPTION TO PURCHASE ADDITIONAL SHARES
☐     Check here if you would like to receive additional shares in the event the purchase price per share is less than $10.52.  You will receive the number of whole shares that the Total Amount above will purchase, calculated at the actual purchase price. Instead of a fractional share, a refund will be issued based on your Method of Payment. See Section (2) and Section (3).
If the purchase price is less than $10.52 and you do not check the box, you will receive the Number of Shares above.  The unused portion of your Total Amount will be refunded, based on your Method of Payment. See Section (2) and Section (3).
See Stock Order Form Instructions for more information.

					For Internal Use Only	CharterBank Deposit Account Number(s)	Withdrawal Amount(s)
$
$
$
						Total Withdrawal Amount	$
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
(4) PURCHASER INFORMATION (descending order of priority) Subscription Offering. Check the first box that applies to the subscriber(s) listed in Section 8:
ACCOUNT INFORMATION – SUBSCRIPTION OFFERING
If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 8 below qualify in the Subscription Offering:

a.	☐	Depositors with accounts at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank with combined aggregate balances of at least $50 at the close of business on December 31, 2008.
			Deposit or Loan Account Title (Name(s) on Account)	Bank Account Number
b.	☐	Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on June 30, 2010.
c.	☐
All other depositors of CharterBank at the close of business on June 30, 2010 AND borrowers of CharterBank as of October 16, 2001 whose borrowings remained outstanding at the close of business on June 30, 2010.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 8, check the first box that applies to this order:
d.	☐	You are a resident of the State of Alabama or Georgia.
NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

e.	☐	You are a Charter Financial Corporation shareholder.
f.	☐	You are placing an order in the Community Offering, but (d) and (e) above do not apply.
(5) MANAGEMENT AND EMPLOYEES Check if you are a First Charter, MHC, Charter Financial Corporation or CharterBank:
☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined on the Stock Order Form Instructions.
(6) MAXIMUM PURCHASER IDENTIFICATION
☐
Check here if you, individually or together with others (see Section 7), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(7) ASSOCIATES/ACTING IN CONCERT
☐
Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 8 on other Stock Order Forms	Number of shares ordered		Name(s) listed in Section 8 on other Stock Order Forms	Number of shares ordered

(8) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone Number (Important)

City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(9) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.				FOR BROKER USE ONLY
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Uniform Transfer to Minors Act	☐	IRA
☐ Corporation/Partnership		☐ Other ___________	(for reporting SSN, use minor’s)		SSN of Beneficial Owner: ____-___-___
(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m. Georgia time, on September 15, 2010, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 3 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO
 AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date
(over)

STOCK ORDER FORM – SIDE 2

(7) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate - The term “associate” of a person means:
(1)
any corporation or organization, other than Charter Financial Corporation, CharterBank or a majority-owned subsidiary of CharterBank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial benefical interest or serves as trustee or in a similar fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Charter Financial Corporation or CharterBank.
Acting in concert - The term “acting in concert” means:
(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying accounts registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled “The Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations.
(10) ACKNOWLEDGEMENT AND SIGNATURE (continued from front of Stock Order Form)

I agree that, after receipt by Charter Financial Corporation, this Stock Order Form may not be modified or canceled without Charter Financial Corporation’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury. I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the purchase limitations as set forth in the Stock Issuance Plan and the Prospectus dated August 12, 2010.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Inquiries, toll-free, at (800) 842-6929.

I further certify that, before purchasing the common stock of Charter Financial Corporation, I received the Prospectus dated August 12, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Charter Financial Corporation in the “Risk Factors” section beginning on page 16. Risks include, but are not limited to the following:

1.
The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.

2.	Changes in interest rates could adversely affect our results of operations and financial condition.
3.	Our business may be adversely affected by credit risk associated with residential property.
4.	Our non-covered non-residential loans increase our exposure to credit risks.
5.	If the allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
6.	We could record future losses on our securities portfolio.
7.	Higher FDIC insurance premiums and special assessments will adversely affect our earnings.
8.	Our business may continue to be adversely affected by downturns in our national and local economies.
9.	If our non-performing assets increase, our earnings will decrease.
10.
We may incur higher than expected loan charge-offs with respect to assets acquired in the Neighborhood Community Bank and McIntosh Commercial Bank acquisitions, all of which may not be supported by our loss-sharing agreements with the FDIC.

11.	Our ability to continue to receive the benefits of our loss share arrangements with the FDIC is conditioned upon our compliance with certain requirements under the agreements.
12.	We may fail to realize any benefits and may incur unanticipated losses related to the assets we acquired and liabilities we assumed from Neighborhood Community Bank and McIntosh Commercial Bank.
13.
FDIC-assisted acquisition opportunities may not become available and increased competition may make it more difficult for us to successfully bid on failed bank transactions on terms we consider acceptable.

14.	The FDIC could condition our ability to acquire a failed depository institution on compliance by us with additional requirements.
15.	Acquisitions, including any additional FDIC-assisted acquisitions, could disrupt our business and adversely affect our operating results.
16.	Our continued growth through acquisitions may require us to raise additional capital in the future, but that capital may not be available when it is needed.
17.	Strong competition may limit growth and profitability.
18.	The recently enacted financial reform legislation may have an adverse effect on our ability to pay dividends which would adversely affect the value of our common stock.
19.	Government responses to economic conditions may adversely affect our operations, financial condition and earnings.
20.
Financial reform legislation recently enacted by Congress will, among other things, eliminate the Office of Thrift Supervision, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

21.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
22.	We hold certain intangible assets that in the future could be classified as either partially or fully impaired, which would reduce our earnings and the book values of these assets.
23.	If the Federal Home Loan Bank of Atlanta continues to pay a reduced dividend, our earnings and stockholders’ equity could decrease.
24.	Our operations may be adversely affected if we are unable to hire and retain qualified employees.
25.	System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.
26.	Various factors may make takeover attempts more difficult to achieve.
27.
Our shares of common stock are being offered for sale at a price of $10.52 per share. It is possible that the actual price at which shares of common stock are sold in the offering will be higher than the quoted price of our common stock on the OTC Bulletin Board at the time the offering is consummated.

28.	You may not revoke your decision to purchase Charter Financial common stock after you send us your stock order form.
29.	You may not be able to resell the common stock until the issuance and receipt of certificates.
30.	The market price of our common stock may decline after the stock offering.
31.	There is currently no active trading market for our common stock.
32.	Our failure to effectively deploy the net proceeds of the stock offering may have an adverse impact on our financial performance and the value of our common stock.
33.	Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
34.	The implementation of the stock-based incentive plan may dilute your ownership interest.
35.	Implementing the stock-based incentive plan would increase our compensation and benefit expenses and adversely affect our profitability.
36.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy public company reporting requirements, which will increase our operating expenses.
37.	The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.
See Front of Stock Order Form

CHARTER FINANCIAL CORPORATION STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1a), (1b) – Subscription Amount. The shares are being offered at a price of $10.52 per share. We may decrease the offering price to as low as $7.78 per share, due to demand for the common stock, changes in the market for the stock of financial institutions or regulatory considerations. The actual purchase price per share will be determined by us after the offering deadline. On this Stock Order Form, please indicate the Number of Shares ordered and the Total Amount. If the purchase price is less than $10.52 per share, you will receive a partial refund of your Total Amount, unless you elect to have that difference applied toward the purchase of additional whole shares, to the extent available. To elect the additional shares option, check the box in section (1b). Subscribers who do not check the box will receive the Number of Shares noted by them.

Additionally, if the purchase price is less than the $10.52 order price, and you elected the additional shares option, fractional shares will not be issued. Instead of a fractional share, a refund will be issued based on your Method of Payment (Sections 2 and 3). For example, if you submit $526.00 and the actual price per share is $8.00, you would receive 65 shares and a refund of $6.00.

Purchase Limitations. The minimum purchase is 25 shares. The maximum purchase by a person or entity is $1.5 million. Further, no person or entity, together with associates and persons acting in concert with such person or entity, may purchase, in all categories of the stock offering combined, more than 5% of the shares of common stock issued in the offering. Current shareholders of Charter Financial Corporation are subject to these purchase limitations and an ownership limitation. Please see the Prospectus section entitled “The Stock Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase and ownership limitations.

Section (2) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Charter Financial Corporation. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount. Please do not remit cash, a CharterBank line of credit check, wire transfers or third party checks for this purchase. Interest will be calculated at CharterBank’s passbook rate until the offering is completed, at which time, a subscriber will be issued a check for interest earned. As described above, if the purchase price is less than $10.52, and the box in Section (1b) is not checked, the check will also include a partial refund.

Section (3) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your CharterBank deposit account(s). There will be no early withdrawal penalty for withdrawal from a CharterBank certificate of deposit account. Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. As described above, if the purchase price is less than $10.52, and the box in Section (1b) is not checked, we will only withdraw from your account(s) the amount necessary to purchase Number of Shares noted by you in Section (1a).

Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. Additionally, you may not designate direct withdrawal from CharterBank IRA or other retirement accounts. For guidance on using retirement funds, whether held at CharterBank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the September 15, 2010 offering deadline, and see the Prospectus section entitled “The Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using IRA Funds to Purchase Shares.” Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (4) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 8 of this form. Purchase priorities in the Subscription Offering are in descending order of priority and are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), list all deposit account numbers at the applicable bank(s) that the subscriber(s) had ownership in as of December 31, 2008. If you check box (b) or (c), list all CharterBank account numbers (deposit or loan, as applicable) that the subscriber(s) had ownership in as of June 30, 2010. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See the Prospectus section entitled “The Stock Offering,” for further details about the Subscription and Community Offerings.

Section (5) – Management and Employees. Check the box if you are a CharterBank, Charter Financial Corporation or First Charter, MHC director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (6) – Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering and did not complete Section 7, you will not receive this notification.

Section (7) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (8) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of your FINRA member firm within one day of payment thereof.

(over)

CHARTER FINANCIAL CORPORATION STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (9) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 8 of the Stock Order Form must have had an eligible deposit account at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 31, 2008; at CharterBank on June 30, 2010; or a CharterBank loan on October 16, 2001 that remained outstanding at the close of business on June 30, 2010.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 8 of the Stock Order Form must have had an eligible deposit account at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 31, 2008; at CharterBank on June 30, 2010; or a CharterBank loan on October 16, 2001 that remained outstanding at the close of business on June 30, 2010.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 8 of the Stock Order Form must have had an eligible deposit account at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 30, 2008 or at CharterBank on June 30, 2010.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the GA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 8 of the Stock Order Form must have had an eligible deposit account at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 31, 2008; at CharterBank on June 30, 2010; or a CharterBank loan on October 16, 2001 that remained outstanding at the close of business on June 30, 2010.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 8 of the Stock Order Form must have had an eligible deposit account at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 31, 2008; at CharterBank on June 30, 2010; or a CharterBank loan on October 16, 2001 that remained outstanding at the close of business on June 30, 2010.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 8 of this form mush have had an eligible deposit account at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank on December 31, 2008; at CharterBank on June 30, 2010; or a CharterBank loan on October 16, 2001 that remained outstanding at the close of business on June 30, 2010.

Section (10) – Acknowledgment and signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 3 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 p.m. Georgia time, on September 15, 2010. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address indicated on the front of the Stock Order Form, or by hand-delivery to CharterBank’s executive office, which is located at 1233 O.G. Skinner Drive, West Point, Georgia. Hand-delivered Stock Order Forms will only be accepted at this location. Please do not mail stock order forms to CharterBank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free at 1-(877) 821-5782 Monday through Friday, from 10:00 a.m. to 4:00 p.m. Georgia time. The Stock Information Center is not open on weekends or bank holidays.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, if you would like another copy of the Prospectus, please call the Stock Information Center, at the above telephone number.

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

[Charter Financial Corporation Letterhead]

Date

[imprinted with name & address of subscriber]

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Charter Financial Corporation common stock.  Please review the following information carefully to verify that we have accurately recorded your order information.  If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877) 821-5782, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Georgia time.  Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration: Name1 Name2 Name3 Street1 Street2 City, State Zip	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below) Ownership Type: _____

This letter acknowledges only that your order and payment have been received.  It does not guarantee that your order will be filled, either completely or partially.  Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated August 12, 2010, in the section entitled “The Stock Offering” under the headings, “Subscription Offering and Subscription Rights” and “Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Georgia time, on September 15, 2010.  We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading.  This may not occur for several weeks after September 15, 2010.  Your patience is appreciated.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus and other documents Charter Financial Corporation  has filed with the SEC for more complete information about Charter Financial Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you would like another copy of the Prospectus, please call the Stock Information Center at 1-(877) 821-5782.

Thank you for your order,
CHARTER FINANCIAL CORPORATION

Offering Category Descriptions:

1.
Depositors with accounts at CharterBank, Neighborhood Community Bank or McIntosh Commercial Bank with combined aggregate balances among any of these banks of at least $50 at the close of business on December 31, 2008;

2.	CharterBank’s tax-qualified employee benefit plans including the employee stock ownership plan;
3.	Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on June 30, 2010;
4.	All other depositors of CharterBank as of June 30, 2010 AND borrowers of CharterBank as of October 16, 2001 whose borrowings remained outstanding at the close of business on June 30, 2010;
5.	General Public – Residents of Alabama or Georgia;
6.	General Public – Charter Financial Corporation shareholders;
7.	General Public – Other

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

OUR STOCK OFFERING EXPIRES SEPTEMBER 15, 2010
We are conducting an offering of shares of our common stock

UP TO 5,961,573 SHARES
COMMON STOCK

OFFERING PRICE
$10.52 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., GEORGIA TIME, ON SEPTEMBER 15, 2010

If you have questions about the stock offering,
call our Stock Information Center, toll-free, at 1-(877) 821-5782, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you would like a copy of the Prospectus, please call the Stock Information Center at the number shown above.

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

BANK STATEMENT REMINDER NOTICE – TO APPEAR AT BOTTOM OF BANK STATEMENT)

In late August, you may have received a large envelope from us containing materials (including a Prospectus) related to Charter Financial Corporation’s stock offering.  If you are interested in purchasing common stock, we must receive your Stock Order Form and payment by 2:00 p.m., Georgia time, on September 15, 2010.  If you have questions about the offering, call our Stock Information Center, toll-free at 1-(877) 821-5782, Monday through Friday, 10:00 a.m. to 4:00 p.m.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus and other documents Charter Financial Corporation has filed with the SEC for more complete information about Charter Financial Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you would like another copy of the Prospectus, please call the Stock Information Center at 1-(877) 821-5782.

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT

Holding Company for CharterBank

OFFERING UP TO 5,961,573 SHARES
COMMON STOCK

OFFERING PRICE
$10.52 Per Share

Charter Financial Corporation is conducting an offering of its common stock.  Shares may be purchased directly from Charter Financial Corporation without sales commissions, during the offering period.
You Are Cordially Invited….

To an informational meeting about the Charter Financial Corporation stock offering and the business of CharterBank

SEPTEMBER 1, 2010
7:00 p.m., Georgia time
CharterBank
145 Millard Farmer Industrial Blvd.,
Newnan, GA

SEPTEMBER 2, 2010
7:00 p.m., CST
Opelika Sportsplex and Aquatics Center
1001 Andrews Rd.,
Opelika, AL
 To make a reservation or to receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at 1-(877) 821-5782, from 10:00 a.m. to 4:00 p.m., Georgia time, Monday through Friday.
The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., GEORGIA TIME, ON SEPTEMBER 15, 2010.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus and other documents Charter Financial Corporation  has filed with the SEC for more complete information about Charter Financial Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you would like a copy of the Prospectus, please call the Stock Information Center at the number shown above.

Issuer Free Writing Prospectus
Dated August 20, 2010
Filed Pursuant to Rule 433
Registration Statement No. 333-167634

TOMBSTONE NEWSPAPER ADVERTISEMENT

Holding Company for CharterBank

OFFERING OF UP TO 5,961,573 SHARES
COMMON STOCK

OFFERING PRICE
$10.52 Per Share

Charter Financial Corporation is conducting an offering of its common stock.  Shares may be purchased directly from Charter Financial Corporation without sales commissions, during the offering period.

This offering expires at 2:00 p.m., Georgia time, on September 15, 2010.

To receive a copy of the Prospectus and Stock Order Form,
call our Stock Information Center, toll-free, at 1-(877) 821-5782, from 10:00 a.m. to 4:00 p.m., Georgia time, Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Charter Financial Corporation has filed a registration statement (including a Prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus and other documents Charter Financial Corporation  has filed with the SEC for more complete information about Charter Financial Corporation and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you would like a copy of the Prospectus, please call the Stock Information Center at the number shown above.